EXHIBIT 23.1
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                   Consent of Independent Public Accountants

  As independent public accountants, we hereby consent to the use of our reports (and to all references made to our Firm) included in or made a part of this registration statement.

                                                     ARTHUR ANDERSEN LLP

Orange County, California
June 10, 1997